UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
January 19, 2012

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19086	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

372 Danbury Road, Suite 163, Wilton, Connecticut 06897
Address of principal executive offices

Registrant's telephone number: (203) 762-7000

(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd FL
New York, New York 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported on the Current Reports on Form 8-K filed with the SEC on June 28, 2011 and on November 4, 2011 (collectively, the “Current Reports”), Drinks Americas Holdings, Ltd., a Delaware corporation (the “Company”) and Worldwide Beverage Imports, LLC., a Nevada limited liability company (“Worldwide”), entered into a Stock Purchase Agreement, dated June 27, 2011 (the “Original Purchase Agreement”) and an Amendment No. 1 to the Stock Purchase Agreement, dated November 1, 2011 (the “Amendment Agreement”).

Under Section 6(i) of the Original Purchase Agreement, upon the completion of various conditions, the Company agreed to issue such number of shares of its common stock required such that: (x) Worldwide shall own 49%, (y) management of the Company shall own 35%, (z) two consultants of Worldwide, or their respective designee(s), shall own 2.5% each, of the number of shares issued and outstanding of the Company at such time (collectively, the “Resulting Ownership”).

Pursuant to the Amendment Agreement, the Resulting Ownership was amended such that the issuance of the 35% ownership to the Company’s management is also conditioned upon the cancellation of all outstanding Series C Preferred Stock of the Company.

As previously reported on the Current Reports, Worldwide granted license and distribution rights (the “Rights”) to the Company of up to 39 SKUs of products owned or licensed by Worldwide.  Furthermore, Worldwide agreed to (i) forgive a $300,000 loan owed to it by the Company; and (ii) deliver to the Company $1,200,000 in inventory related to the Rights, the sales proceeds of which are to be contributed to the capital of the Company.

As consideration for the foregoing and in accordance with the Company’s obligations under the Original Purchase Agreement and the Amendment Agreement, on January 19, 2011, the Company issued an aggregate of 18,180,297 shares of the Company’s common stock.  4,175,348 shares, representing the 49% allocation of the Resulting Ownership, were issued to Worldwide.  An aggregate of 7,306,859 shares, representing the 35% allocation of the Resulting Ownership, was issued to various members of the Company’s management.  The allocation of the 7,306,859 shares was determined by taking into consideration the proportionate amount of each recipient’s investment into the Company and the Series C Preferred Stock held and cancelled by each recipient.  An aggregate of 943,836 shares, representing the 5% allocation of the Resulting Ownership, was issued to two consultants of Worldwide in equal amounts.

The shares issued in connection with the Resulting Ownership obligations under the Original Purchase Agreement and the Amendment Agreement were issued by the Company in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). No advertising or general solicitation was employed in offering the securities.

Item 8.01 Other Events.

As previously reported on the Current Reports and in accordance with the Company’s obligations under the Original Purchase Agreement, upon the completion of the issuances described in Item 3.02 above, the Company agreed not to issue any additional shares unless the Company obtains prior written consent from Worldwide or the additional issuance is an Exempt Issuance under the Original Purchase Agreement.  Accordingly, on December 21, 2011, the Company’s Board of Directors resolved to suspend all issuances of the Company’s Common Stock, unless any such restriction would cause the Board of Directors to breach its fiduciary duty to the shareholders of the Company.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 24, 2012

DRINKS AMERICAS HOLDINGS, LTD.

/s/ J. Patrick Kenny
J. Patrick Kenny, President and CEO